Exhibit 10.3

Summary of Loan Contract with Guaranty

Loan Contract with Guaranty Entered into among Changzhou Wunjin Suochuan Mechanical & Electrical Co., Ltd., (the “Borrower”), Changzhou Wujin Best Cable Co., Ltd., Wang Yuxing, (Changzhou Wujin Best Cable Co., Ltd., Wang Yuxing , collectively as “Guarantor”), and Jiangsu Jiangnan Rural Commercial Bank ("the Creditor") dated January 20, 2010

Main contents

  Contract number: 1018032010110001;

  Loan principal: RMB 650,000;

  Loan term: from January 20, 2010 to December 25, 2010;

  Floating interest rate: fixed rate to be provided in the loan instrument;

  Interest accrued and settled per month, interest settlement day is the 21st day of each month;

  Penalty interest rate for delayed repayment: 50% above the loan interest hereunder;

  Penalty interest rate for use of loan not for the provided purpose: 50% above the loan interest hereunder;

  Purpose of the loan: working capital;

  Guarantor undertakes to assume joint and several liabilities for the Borrower’s indebtedness towards the Creditor under this Contract.. The guaranty shall cover all of the loan principal, interest, penalty interest, breach of contract compensation, damages, and fees incurred to the Creditor to realizing its rights (including but not limited to litigation fee and legal fee).

  Guaranty period: The guaranty period is from the effective date of this Contract to two years after the expiry of the term of relevant agreements or documents entered into between the Borrower and Creditor.

  Breach of contract penalties: correct the breach of contract in time limit; suspension of loan unprovided; release loan agreement, demand prepayment of loan principal and interest before maturity; imposition of punitive interest incurred due to delayed loan; imposition of punitive interest for embezzlement of loan; imposition of plural interest for unpaid interest; withdraw from any accounts of the Company the loan principal, interest and other fees; compensation for the Creditor’s expenses incurred due to demanding the loan principal and interest in case of litigation, etc.